As filed with the Securities and Exchange Commission on January 25, 2011
Registration No. 333-171349

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HOVNANIAN	K. HOVNANIAN
ENTERPRISES, INC.	ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	California
(State or Other Jurisdiction of Incorporation or Organization)

22-1851059	22-2423583
(I.R.S. Employer Identification Number)

110 West Front Street	110 West Front Street
P.O. Box 500	P.O. Box 500
Red Bank, New Jersey 07701	Red Bank, New Jersey 07701
(732) 747-7800	(732) 747-7800
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrants’ Principal Executive Offices)
SEE TABLE OF ADDITIONAL REGISTRANTS

J. Larry Sorsby
Hovnanian Enterprises, Inc.
110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701
(732) 747-7800
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Vincent Pagano, Jr., Esq.
Marisa D. Stavenas, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
Auddie Enterprises, L.L.C.	NJ	26-1956909	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Builder Services NJ, L.L.C.	NJ	20-1131408	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Builder Services NY, L.L.C.	NY	20-5676716	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Builder Services PA, L.L.C.	PA	20-5425686	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Dulles Coppermine, L.L.C.	VA	31-1820770	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Eastern National Title Agency, LLC	FL	27-2610679	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

EASTERN TITLE AGENCY, INC.	NJ	22-2822803	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

F&W MECHANICAL SERVICES, L.L.C.	NJ	20-4186885	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Founders Title Agency of Maryland, L.L.C.	MD	20-1480338	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

FOUNDERS TITLE AGENCY, INC.	VA	22-3293533	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
Governor’s Abstract Co., Inc.	PA	22-3278556	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Homebuyers Financial Services, L.L.C.	MD	20-3529161	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.	FL	22-2416624	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of California, L.L.C.	CA	20-1471139	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.	FL	20-1379037	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of Georgia, L.L.C.	GA	20-3286439	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of Maryland, L.L.C.	MD	20-1446859	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of New Jersey, L.L.C.	NJ	20-3002580	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of North Carolina, L.L.C.	NC	20-1309025	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group of Texas, L.L.C.	TX	20-1442111	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
Hovnanian Land Investment Group of Virginia, L.L.C.	VA	20-1020023	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Hovnanian Land Investment Group, L.L.C.	MD	20-0581911	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOV INTERNATIONAL, INC.	NJ	22-3188610	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOV IP, II, Inc.	CA	57-1135061	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOV IP, INC.	CA	95-4892009	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Acquisitions, Inc.	NJ	22-3406671	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at 4S, LLC	CA	73-1638455	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Acqua Vista, LLC	CA	20-0464160	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Aliso, LLC	CA	20-1218567	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Allentown, L.L.C.	PA	20-3215910	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Almond Estates, LLC	CA	26-4718657	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Andalusia, LLC	CA	27-3958234	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Arbor Heights, LLC	CA	33-0890775	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT AVENUE ONE, L.L.C.	CA	65-1161801	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bakersfield 463, L.L.C.	CA	26-4230522	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Barnegat I, L.L.C.	NJ	22-3804316	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Barnegat II, L.L.C.	NJ	20-3030275	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bella Lago, LLC	CA	20-1218576	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Berkeley, L.L.C.	NJ	22-3644632	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bernards V, L.L.C.	DE	22-3618587	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Blue Heron Pines, L.L.C.	NJ	22-3630449	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Branchburg, L.L.C.	NJ	27-2495924	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bridgeport, Inc.	CA	22-3547807	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Bridgewater I, L.L.C.	NJ	31-1820703	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Broad and Walnut, L.L.C.	PA	20-3477133	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Calabria, Inc.	CA	22-3324654	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Camden I, L.L.C.	NJ	22-3845575	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cameron Chase, Inc.	VA	22-3459993	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT CAMP HILL, L.L.C.	PA	20-4215810	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT CAPISTRANO, L.L.C.	CA	20-1618465	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Carlsbad, LLC	CA	27-2135746	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Carmel Del Mar, Inc.	CA	22-3320550	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Carmel Village, LLC	CA	52-2147831	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Castile, Inc.	CA	22-3356308	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cedar Grove III, L.L.C.	NJ	22-3818491	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cedar Grove V, L.L.C.	NJ	27-2495977	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Chaparral, Inc.	CA	22-3565730	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Charter Way, LLC	CA	26-4718725	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Chester I, L.L.C.	DE	22-3618347	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Chesterfield, L.L.C.	NJ	20-0916310	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Cielo, L.L.C.	CA	20-3393453	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Clifton, L.L.C.	NJ	22-3655976	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Coastline, L.L.C.	CA	20-4751032	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cortez Hill, LLC	CA	31-1822959	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Cranbury, L.L.C.	NJ	22-3814347	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Crestline, Inc.	CA	22-3493450	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Curries Woods, L.L.C.	NJ	22-3776466	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Denville, L.L.C.	NJ	03-0436512	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Deptford Township, L.L.C.	NJ	20-1254802	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Dominguez Hills, Inc.	CA	22-3602177	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Dover, L.L.C.	NJ	20-3072574	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at East Brandywine, L.L.C.	PA	20-8353499	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Eastlake, LLC	CA	31-1820096	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Edgewater II, L.L.C.	NJ	20-0374534	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Edgewater, L.L.C.	NJ	31-1825623	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Egg Harbor Township II, L.L.C.	NJ	20-3158355	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Egg Harbor Township, L.L.C.	NJ	31-1826606	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at El Dorado Ranch II, L.L.C.	CA	26-4273232	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at El Dorado Ranch, L.L.C.	CA	26-4273163	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Elk Township, L.L.C.	NJ	20-5199963	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Encinitas Ranch, LLC	CA	33-0890770	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Evergreen, L.L.C.	CA	20-1618392	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Ewing, L.L.C.	NJ	20-8327131	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Fair Oaks, L.L.C.	VA	22-3778537	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Fiddyment Ranch, LLC	CA	27-0614848	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Fifth Avenue, L.L.C.	NJ	20-4594377	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Florence I, L.L.C.	NJ	20-0982613	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Florence II, L.L.C.	NJ	20-0982631	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Forest Meadows, L.L.C.	NJ	16-1639755	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Franklin, L.L.C.	NJ	20-1822595	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Franklin II, L.L.C	NJ	27-4526823	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Freehold Township, L.L.C.	NJ	31-1819075	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Fresno, LLC	CA	26-4718801	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.	CA	20-1454058	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Gilroy, LLC	CA	27-3237914	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Great Notch, L.L.C.	NJ	31-1819076	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Gridley, LLC	CA	26-4718869	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Guttenberg, L.L.C.	NJ	22-3653007	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hackettstown II, L.L.C.	NJ	20-0412492	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hamburg Contractors, L.L.C.	NJ	22-3814175	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hamburg, L.L.C.	NJ	22-3795544	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Hawthorne, L.L.C.	NJ	20-0946954	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hazlet, L.L.C.	NJ	20-4568967	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hershey’s Mill, Inc.	PA	22-3445102	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT HIGHLAND SHORES, L.L.C.	MN	20-2705991	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Highland Vineyards, Inc.	CA	22-3309241	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Hilltop, L.L.C.	NJ	20-3476959	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT HUDSON POINTE, L.L.C.	NJ	20-2695809	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Jackson I, L.L.C.	NJ	56-2290802	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Jackson, L.L.C.	NJ	22-3630450	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Jaeger Ranch, LLC	CA	26-4642631	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Jersey City IV, L.L.C.	NJ	22-3655974	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Jersey City V Urban Renewal Company, L.L.C.	NJ	31-1818646	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Keyport, L.L.C.	NJ	20-4918777	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at King Farm, L.L.C.	MD	22-3647924	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Costa Greens, L.L.C.	CA	20-3920917	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Costa, LLC	CA	31-1820094	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Habra Knolls, LLC	CA	31-1819908	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Laguna, L.L.C.	CA	26-4230543	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Paz, LLC	CA	26-4718948	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at La Terraza, Inc.	CA	22-3303807	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Lafayette Estates, L.L.C.	NJ	22-3658926	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lake Rancho Viejo, LLC	CA	20-1337056	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lake Terrapin, L.L.C.	VA	22-3647920	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Landmark, LLC	CA	26-4719012	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Larkspur, LLC	CA	26-4719101	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lawrence V, L.L.C.	DE	22-3638073	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lee Square L.L.C.	VA	27-1092841	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Linwood, L.L.C.	NJ	22-3663731	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Little Egg Harbor Contractors, L.L.C.	NJ	22-3832077	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Little Egg Harbor III, L.L.C.	NJ	20-4861624	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Little Egg Harbor Township II, L.L.C.	NJ	20-2689884	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Little Egg Harbor, L.L.C.	NJ	22-3795535	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Live Oak II, LLC	CA	26-4719149	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Long Branch I, L.L.C.	NJ	56-2308030	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Macungie Township I, L.L.C.	PA	51-0427582	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Macungie Township II, L.L.C.	PA	65-1161803	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Makefield Township I, L.L.C.	PA	22-3887471	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Moreland I, L.L.C.	PA	22-3785544	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Moreland II, L.L.C.	PA	22-3785539	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Lower Moreland III, L.L.C.	PA	20-4863743	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Macungie, L.L.C.	PA	20-4863710	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mahwah VI, Inc.	NJ	22-3188612	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Malan Park, L.L.C.	CA	26-4230566	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Manalapan III, L.L.C.	NJ	31-1819073	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mansfield I, L.L.C.	DE	22-3556345	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mansfield II, L.L.C.	DE	22-3556346	110 West Front Street PO. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mansfield III, L.L.C.	NJ	22-3683839	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Manteca, LLC	CA	27-2509555	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Maple Avenue, L.L.C.	NJ	20-4863855	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro Township IX, L.L.C.	NJ	20-1005879	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Marlboro Township V, L.L.C.	NJ	31-1819074	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro Township VIII, L.L.C.	NJ	22-3802594	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro VI, L.L.C.	NJ	22-3791976	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Marlboro VII, L.L.C.	NJ	22-3791977	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Matsu, L.L.C.	CA	20-4135542	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Melanie Meadows, LLC	CA	26-4719216	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mendham Township, L.L.C.	NJ	20-2033800	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Menifee, LLC	CA	52-2147832	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Middle Township II, L.L.C.	NJ	20-3832384	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Middle Township, L.L.C.	NJ	03-0473330	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Middletown II, L.L.C.	NJ	04-3695371	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Millville II, L.L.C.	NJ	20-2221380	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Millville I, L.L.C.	NJ	20-1562308	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT MONROE II, INC.	NY	22-2718071	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Monroe IV, L.L.C.	NJ	20-2364423	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Monroe NJ, L.L.C.	NJ	20-3512199	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Montvale II, LLC	NJ	27-2610827	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Montvale, L.L.C.	NJ	20-1584680	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mosaic, LLC	CA	55-0820915	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Mt. Olive Township, L.L.C.	NJ	22-3813043	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Muirfield, LLC	CA	26-4719287	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT NEW BRUNSWICK URBAN RENEWAL, L.L.C.	NJ	20-4053097	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at New Windsor, L.L.C.	NY	20-3158568	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Bergen. L.L.C.	NJ	31-1818663	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.	DE	22-3627814	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Caldwell II, L.L.C.	NJ	20-1185057	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Caldwell III, L.L.C.	NJ	20-4863775	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Caldwell IV, L.L.C.	NJ	27-2496043	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Caldwell, L.L.C.	NJ	20-0412508	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at North Haledon, L.L.C.	NJ	22-3770598	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at North Wildwood,	NJ	59-3769684	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Northampton, L.L.C.	PA	22-3785527	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.	NY	22-2814372	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Northfield, L.L.C.	NJ	22-3665826	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Northlake, Inc.	CA	22-3336696	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Ocean Township, Inc	NJ	22-3094742	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT OCEAN WALK, INC.	CA	22-3565732	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Oceanport, L.L.C.	NJ	20-5811042	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Old Bridge, L.L.C.	NJ	55-0787042	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Olde Orchard, LLC	CA	51-0453906	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Pacific Bluffs, LLC	CA	33-0890774	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Paramus, L.L.C.	NJ	22-3687884	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Park Lane, LLC	CA	33-0896285	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Parkside, LLC	CA	30-0550698	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Parsippany, L.L.C.	NJ	27-2496088	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Parsippany-Troy Hills, L.L.C.	NJ	20-2769490	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Perkiomen II, Inc.	PA	22-3301197	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Philadelphia II, L.L.C.	PA	20-1706785	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Philadelphia III, L.L.C.	PA	20-3216099	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Philadelphia IV, L.L.C.	PA	20-3216000	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Piazza D’Oro, L.L.C.	CA	11-3760903	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Piazza Serena, L.L.C.	CA	26-4230582	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Pittsgrove, L.L.C.	NJ	20-1562254	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL IV, L.L.C.	NJ	20-2293457	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.	NJ	20-2293478	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VI, L.L.C.	NJ	20-2909190	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VII, L.L.C.	NJ	20-2909213	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.	NJ	20-2909227	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Positano, LLC	CA	27-2509445	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Prado, L.L.C.	CA	20-3158762	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Rancho 79, LLC	CA	26-4722936	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Rancho Cristianitos, Inc.	CA	22-3369102	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Rancho Santa Margarita, LLC	CA	33-0890773	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Randolph I, L.L.C.	NJ	01-0712196	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT RAPHO, L.L.C	PA	20-2293515	I10 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Readington II, L.L.C.	NJ	31-1818662	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Red Bank, L.L.C.	NJ	20-2489028	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Ridgemont, L.L.C.	NJ	20-3375106	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Ridgestone, L.L.C.	MN	20-3563233	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Riverbend, LLC	CA	33-0890777	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Rivercrest, LLC	CA	26-4720260	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Roderuck, L.L.C.	MD	22-3756336	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.	CA	20-1786974	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Rowland Heights, LLC	CA	22-2147833	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sage, L.L.C.	CA	20-3230547	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at San Sevaine, Inc.	CA	22-3493454	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Santa Fe Springs, LLC	CA	27-2353517	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Santa Nella, LLC	CA	26-4720339	110 West Front Street
P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Saratoga, Inc.	CA	22-3547806	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Savannah Lake, L.L.C.	FL	27-3135270	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Sawmill, Inc.	PA	22-3602924	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sayreville, L.L.C.	NJ	22-3815459	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Scotch Plains, L.L.C.	NJ	22-1149329	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sheldon Grove, LLC	CA	27-2103298	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Shrewsbury, LLC	NJ	27-2103420	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sierra Estates, LLC	CA	26-4720508	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Silver Spring, L.L.C.	PA	20-3230502	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Skye Isle, LLC	CA	31-1820095	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Smithville III, L.L.C.	NJ	31-1818661	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Smithville, Inc.	NJ	22-1732674	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Somers Point, L.L.C.	NJ	16-1639761	110 West Front Street P.O. Box 500. Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at South Brunswick, L.L.C.	NJ	01-0618098	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at South Brunswick II, LLC	NJ	27-2496138	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sparta, L.L.C.	NJ	20-4326573	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT SPRINGCO, L.L.C.	NJ	65-1161805	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Stanton, LLC	CA	26-3367457	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Station Square, L.L.C.	NJ	20-8354517	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Stone Canyon, Inc.	CA	22-3512641	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sunridge Park, LLC	CA	27-2647986	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Sunsets, LLC	CA	33-0890768	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Sycamore, Inc.	CA	22-3493456	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Teaneck, L.L.C.	NJ	20-1584240	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at the Cliffs, LLC	CA	27-3958311	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at The Crosby, LLC	CA	20-0936364	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at The Gables, LLC	CA	33-0890769	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at The Monarch, L.L.C.	NJ	20-3215837	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at The Preserve, LLC	CA	20-1337079	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Thompson Ranch, L.L.C.	CA	20-1599518	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Thornbury, Inc.	PA	22-3462983	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Trail Ridge, LLC	CA	33-0990615	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Trenton, L.L.C.	NJ	20-3728778	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Trovata, Inc.	CA	22-3369099	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Union Township I, Inc.	NJ	22-3027952	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Freehold Township II, L.L.C.	NJ	22-3655975	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Freehold Township III, L.L.C.	NJ	22-3666680	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Makefield I, Inc.	PA	22-3302321	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Uwchlan II, L.L.C.	PA	31-1820731	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Upper Uwchlan, L.L.C.	PA	59-3763798	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Vail Ranch, Inc.	CA	22-3320537	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Valle Del Sol, LLC	CA	26-4720751	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.	NJ	20-4359783	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Victorville, L.L.C.	CA	26-4230607	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT VINELAND, L.L.C.	NJ	34-1997435	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Vista Del Sol, L.L.C.	CA	26-4233963	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wanaque, L.L.C.	DE	22-3626037	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Warminster, LLC	PA	27-2691149	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Warren Township, L.L.C.	NJ	20-2594932	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Washington, L.L.C.	NJ	22-3743403	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Waterstone, LLC	CA	27-2103509	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wayne IX, L.L.C.	NJ	22-3828775	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. HOVNANIAN AT WAYNE, VIII, L.L.C.	DE	22-3618348	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at West Bradford, L.L.C.	PA	20-2560211	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at West View Estates, L.L.C.	CA	26-4273312	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at West Windsor, L.L.C.	DE	22-3618242	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Westshore, LLC	CA	26-4721970	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wheeler Ranch, LLC	CA	26-4722075	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wildrose, Inc.	CA	22-3312525	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Wildwood Bayside, L.L.C.	NJ	20-4385082	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Willow Brook, L.L.C.	MD	22-3709105	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN AT WINCHESTER, LLC	CA	52-2147836	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian at Woodcreek West, LLC	CA	26-4722802	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Woodhill Estates, L.L.C.	NJ	01-0550781	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian at Woolwich 1, L.L.C.	NJ	22-3828777	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Cambridge Homes, L.L.C.	FL	20-2387077	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.	DE	22-3556343	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Classics CIP, L.L.C.	NJ	20-3684969	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Classics, L.L.C.	NJ	20-3761401	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Communities, Inc.	CA	95-4892007	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies Metro D.C. North, L.L.C.	MD	22-3683159	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies Northeast, Inc.	NJ	22-2445216	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian Companies of California, Inc.	CA	22-3301757	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN COMPANIES OF MARYLAND, INC.	MD	22-3331050	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN COMPANIES OF NEW YORK, INC.	NY	22-2618171	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies of Pennsylvania, Inc.	PA	22-2390174	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies of Southern California, Inc.	CA	22-3493449	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies of Virginia, Inc.	VA	22-3169584	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Companies, LLC	CA	59-3762298	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Connecticut Acquisitions, L.L.C.	CT	20-3921070	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Construction II, Inc	NJ	22-2246316	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Construction III, Inc	NJ	22-1945444	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian Construction Management, Inc.	NJ	22-3406668	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian CraftBuilt Homes of South Carolina, L.L.C.	SC	20-4467887	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Delaware Acquisitions, L.L.C.	DE	20-4823251	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.	AZ	31-1825442	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of California, Inc.	CA	22-3303806	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Connecticut, Inc.	CT	20-3920999	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN DEVELOPMENTS OF D.C., INC.	DC	20-2377106	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.	DE	20-1528466	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Georgia, Inc.	GA	20-3286085	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Illinois, Inc.	IL	20-2421053	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian Developments of Indiana, Inc.	IN	20-3278908	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Kentucky, Inc.	KY	20-5156963	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.	MD	22-3331045	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Michigan, Inc.	MI	31-1826348	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Minnesota, Inc.	MN	20-1073868	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of New Jersey II, Inc.	CA	59-3762294	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of New Jersey, Inc.	CA	22-2664563	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.	NY	22-2626492	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of North Carolina, Inc.	NC	22-2765939	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Ohio, Inc.	OH	32-0069375	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian Developments of Pennsylvania, Inc.	PA	22-1097670	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of South Carolina, Inc.	SC	58-2659968	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Texas, Inc.	TX	22-3685786	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of Virginia, Inc.	VA	22-3188615	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Developments of West Virginia, Inc.	WV	31-1826831	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Eastern Pennsylvania, L.L.C.	PA	04-3630089	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN FIRST HOMES, L.L.C.	FL	20-3198237	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Florida Realty, L.L.C.	FL	26-0509482	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Four Seasons @ Historic Virginia, LLC	VA	22-3647925	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Four Seasons at Gold Hill, LLC	SC	31-1820161	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, LLC	AZ	31-1825443	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN GREAT WESTERN HOMES, LLC	AZ	31-1825441	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Holdings NJ, L.L.C.	NJ	02-0651173	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes — DFW, L.L.C.	TX	20-5856823	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Cameron Station, LLC	VA	20-1169628	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Camp Springs, L.L.C.	MD	20-0812020	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Fairwood, L.L.C.	MD	47-0880125	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Forest Run, L.L.C.	MD	20-0812109	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Greenway Farm Park Towns, L.L.C.	MD	20-3921234	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Greenway Farm, L.L.C.	MD	20-3921143	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian Homes at Jones Station 1, L.L.C.	MD	20-3882481	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Jones Station 2, L.L.C.	MD	20-3882532	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Maxwell Place, L.L.C.	MD	37-1493190	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN HOMES AT PAYNE STREET, L.L.C.	VA	20-4215898	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Primera, L.L.C.	MD	20-3749553	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Renaissance Plaza, L.L.C.	MD	20-0364144	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at Russett, L.L.C.	MD	20-1526150	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes at the Highlands, LLC	MD	27-2938723	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes Northern California, Inc.	CA	20-4996073	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of D.C., L.L.C.	DC	20-2377153	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. HOVNANIAN HOMES OF DELAWARE, L.L.C.	DE	20-1528482	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Georgia, L.L.C.	GA	20-4467858	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Houston, L.L.C.	TX	20-5856877	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Indiana, L.L.C.	IN	20-3278918	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Maryland, L.L.C.	MD	01-0737098	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Minnesota, L.L.C.	MN	20-2383651	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.	NC	56-1458833	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.	PA	20-2376938	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of South Carolina, LLC	SC	58-2660293	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Homes of Virginia, Inc.	VA	52-0898765	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian Homes of West Virginia, L.L.C.	WV	20-2828654	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Liberty on Bluff Creek, LLC	MN	27-1226006	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian North Central Acquisitions, L.L.C.	DE	22-3554986	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian North Jersey Acquisitions, L.L.C.	DE	22-3556344	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Northeast Services, L.L.C.	NJ	16-1639452	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian of Houston II, L.L.C.	TX	20-5856770	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Ohio Realty, L.L.C.	OH	32-0069376	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN OSTER HOMES, L.L.C.	OH	20-3198273	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian PA Real Estate, Inc.	PA	22-3188608	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Pennsylvania Acquisitions, L.L.C.	PA	54-2064618	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian Port Imperial Urban Renewal, Inc.	NJ	22-3027956	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Properties of Red Bank, Inc.	NJ	22-3092532	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Shore Acquisitions, L.L.C.	DE	22-3556342	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian South Jersey Acquisitions, L.L.C.	DE	22-3556341	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Southern New Jersey, L.L.C.	NJ	01-0648280	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN STANDING ENTITY, L.L.C.	FL	20-2751668	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Summit Holdings, L.L.C.	VA	31-1818027	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Summit Homes of Kentucky, L.L.C.	KY	20-5166566	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Summit Homes of Michigan, L.L.C.	MI	31-1826351	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Summit Homes of Pennsylvania, L.L.C.	PA	20-0310776	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian Summit Homes of West Virginia, L.L.C.	WV	31-1826832	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Summit Homes, L.L.C.	OH	32-0069379	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian T&C Homes at Florida, L.L.C.	FL	20-2387167	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian T&C Homes at Illinois, L.L.C.	IL	20-2421114	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian T&C Investment, L.L.C.	NJ	20-2364394	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian T&C Management Co., L.L.C.	CA	20-2393546	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Timbres at Elm Creek, LLC	MN	27-1226085	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian Venture I, L.L.C.	NJ	02-0572173	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN WINDWARD HOMES, LLC	FL	20-0301995	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Ashburn Village, L.L.C.	VA	20-0385213	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian’s Four Seasons at Bailey’s Glenn, L.L.C.	NC	26-1180295	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.	CA	20-1454116	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Beaumont, LLC	CA	31-1823029	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN’S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.	VA	20-3375037	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Dulles Discovery Condominium, L.L.C.	VA	20-1442155	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Dulles Discovery, L.L.C.	VA	20-1169675	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Hemet, LLC	CA	47-0884181	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Huntfield, L.L.C.	WV	20-3375034	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Kent Island Condominiums, L.L.C.	MD	20-1727101	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Kent Island, L.L.C.	MD	22-3668315	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian’s Four Seasons at Los Banos, LLC	CA	26-4722883	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Moreno Valley, L.L.C.	CA	26-4273623	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at New Kent Vineyards, L.L.C.	VA	20-3375087	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Palm Springs, LLC	CA	57-1145579	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. HOVNANIAN’S FOUR SEASONS AT RENAISSANCE, L.L.C.	NC	20-8190357	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Rush Creek II, LLC	MN	27-1228535	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Rush Creek, L.L.C.	MN	20-3923972	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at St. Margarets Landing, L.L.C.	MD	22-3688864	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons at Vint Hill, L.L.C	VA	31-1828049	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Four Seasons, LLC	CA	52-2147837	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
K. Hovnanian’s Parkside at Towngate, L.L.C.	CA	20-3158839	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

K. Hovnanian’s Private Home Portfolio, L.L.C.	NJ	22-3766856	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

KHIP, L.L.C.	NJ	01-0752776	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

LANDARAMA, INC.	NJ	22-1978612	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at Chesterfield, LLC	NJ	56-2290506	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M AT Crescent Court, L.L.C.	NJ	20-5085522	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at West Orange, L.L.C.	NJ	55-0820919	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

M&M at Wheatan Urban Renewal, L.L.C.	NJ	20-1516521	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Matzel & Mumford at Egg Harbor, L.L.C	NJ	20-1706817	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Matzel & Mumford at South Bound Brook Urban Renewal, L.L.C.	NJ	20-0489677	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
MCNJ, Inc.	NJ	22-2722906	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Midwest Building Products & Contractor Services of Kentucky, L.L.C.	KY	20-5166559	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Midwest Building Products & Contractor Services of Michigan, L.L.C.	MI	20-5065088	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Midwest Building Products & Contractor Services of Pennsylvania, L.L.C.	PA	20-5071295	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Midwest Building Products & Contractor Services of West Virginia, L.L.C.	WV	20-5065126	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.	OH	20-2882866	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

MMIP, L.L.C.	NJ	02-0651174	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Natomas Central Neighborhood Housing, L.L.C.	CA	20-3882414	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

New Land Title Agency, L.L.C.	AZ	26-0598590	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

PADDOCKS, L.L.C.	MD	20-0027663	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
PARK TITLE COMPANY, LLC	TX	20-1293533	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Pine Ayr, LLC	MD	20-2229495	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Real Property Holding – Prince George’s County, MD, LLC	DE	27-1370832	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

RIDGEMORE UTILITY ASSOCIATES OF PENNSYLVANIA, L.L.C.	PA	20-4202417	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Ridgemore Utility, L.L.C.	MD	31-1820672	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

SEABROOK ACCUMULATION CORPORATION	CA	33-0989615	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

STONEBROOK HOMES, INC.	CA	33-0553884	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Terrapin Realty, L.L.C.	NJ	20-4415708	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

The Highlands Condominiums at Metrosquare, L.L.C.	MD	27-2982211	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

The Matzel & Mumford Organization, Inc	NJ	22-3670677	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

The Residences at Dulles Parkway Corporate Center, LLC	VA	27-3238032	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
The Residences at Greenfield Crossing, L.L.C.	VA	27-3522123	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Washington Homes at Columbia Town Center, L.L.C.	MD	22-3757772	110 West Front Street P.O. Box 500
Red Bank, New Jersey 07701 732-747-7800

Washington Homes, Inc.	DE	22-3774737	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Westminster Homes of Alabama, L.L.C.	MD	63-1222540	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Westminster Homes of Mississippi, LLC	MS	64-0907820	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Westminster Homes of Tennessee, Inc.	TN	52-1973363	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

WESTMINSTER HOMES, INC.	NC	52-1874680	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

WH LAND I, INC.	MD	52-2073468	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

WH PROPERTIES, INC.	MD	52-1662973	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

WH/PR Land Company, L.L.C.	DE	52-0818872	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

Address Including Zip
	State or Other		Code, and Telephone Number
	Jurisdiction of	IRS Employer	Including Area Code,
Exact Name of Registrant as	Incorporation	Identification	of Registrant’s Principal
Specified in Its Charter	or Organization	Number	Executive Offices
Woodland Lake Condominiums at Bowie New Town, L.L.C.	MD	06-1643401	110 West Front Street P.O. Box 500 Red Bank, New Jersey 07701 732-747-7800

EXPLANATORY NOTE
     This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-171349) is filed solely for the purpose of adding additional subsidiary registrants and amending “Part II — Item 16. Exhibits.”
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
     The estimated expenses payable by us in connection with the offering of the securities being registered hereby are as follows:

Total
Registration Fee		$35,650
Trustee’s Fees and Expenses*		*
Transfer Agent’s Fees*		*
Rating Agency Fees*		*
FINRA Filing Fees*		*
Listing Fees*		*
Legal fees and expenses*		*
Blue Sky fees and expenses*		*
Accounting fees and expenses*		*
Printing and duplicating expenses*		*
Miscellaneous expenses*		*

Total	$	*

*	Estimated expenses are not presently known. The applicable prospectus supplement will set forth the estimated amount of such expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.
     Hovnanian is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors’ fiduciary duty of care.
     Article FOUR of Hovnanian’s Restated By-Laws contains the following provisions with respect to indemnification:
     The Corporation shall indemnify any current or former Director or officer of the Corporation and his heirs, executors and administrators, and may, at the discretion of the Board of Directors, indemnify any current or former employee or, agent of the Corporation and his heirs, executors and administers, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him or by his heirs, executors and administrators in connection with any threatened, pending or completed action, suit or proceeding (brought by or in tire right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
     K. Hovnanian is a California corporation. Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or on behalf of the corporation to obtain a favorable judgment for itself, because such person is or was an agent of the corporation, against expenses actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to such proceeding because such person is or was the corporation’s agent, against expenses actually and reasonably incurred if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation, unless and then only to the extent a court determines otherwise.
     Article SEVENTH of K. Hovnanian’s By-Laws contain the following provisions with respect to indemnification:
     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     Any indemnification pursuant to the provisions above shall be made by the Corporation unless a determination (as provided for in the bylaws) is made that indemnification is not proper because the person has not met the applicable standards of conduct as set forth therein.
     Hovnanian maintains a liability insurance policy providing coverage for its directors and officers, the directors and officers of K. Hovnanian and the directors and officers of certain of its other subsidiaries in an amount up to $50,000,000.

Item 16.	Exhibits.
     See Index to Exhibits.

Item 17.	Undertakings.
     The undersigned Registrants hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (6) The undersigned Registrant hereby undertakes that for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth in response to Item 15, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, K. Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on January 25, 2011.

K. HOVNANIAN ENTERPRISES, INC.
By:	/s/ J. Larry Sorsby
J. Larry Sorsby
Executive Vice President and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on January 25, 2011.

Signature	Title

Chairman of the Board, President,
Chief Executive Officer and Director
*	(Principal Executive Officer)
Ara K. Hovnanian

Senior Vice President, Chief Accounting Officer and
Director
*	(Principal Accounting Officer)
Paul W. Buchanan

*	Director
Walter Miller

Executive Vice President, Chief Financial Officer and
Director
/s/ J. Larry Sorsby	(Principal Financial Officer)
J. Larry Sorsby

*	Assistant Secretary and Director
John F. Davis

Vice President and Director
Joseph Killinger

*	Director
Shane Maloney

* By:	/s/ J. Larry Sorsby J. Larry Sorsby Attorney-In-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on January 25, 2011.

HOVNANIAN ENTERPRISES, INC.
By:	/s/ J. Larry Sorsby
J. Larry Sorsby
Executive Vice President and Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on January 25, 2011.

Signature	Title

Chairman of the Board, President and
Chief Executive Officer
*	(Principal Executive Officer)
Ara K. Hovnanian

Executive Vice President, Chief Financial Officer
and Director
/s/ J. Larry Sorsby	(Principal Financial Officer)
J. Larry Sorsby

Senior Vice President and Chief Accounting Officer
*	(Principal Accounting Officer)
Paul W. Buchanan

*	Director
Joseph A. Marengi

*	Director
Robert B. Coutts

Signature	Title

Director
Edward A. Kangas

*	Director
John J. Robbins

*	Director
Stephen D. Weinroth

* By:	/s/ J. Larry Sorsby J. Larry Sorsby Attorney-In-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, K. HOV IP, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on January 25, 2011.

K. HOV IP, INC.
By:	/s/ Paul W. Buchanan
Paul W. Buchanan
Senior Vice President, Chief Accounting Officer, Treasurer and Secretary
     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on January 25, 2011.

Signature	Title

President and Chief Executive Officer
*	(Principal Executive Officer)
Ara K. Hovnanian

Executive Vice President and Chief Financial Officer
*	(Principal Financial Officer)
J. Larry Sorsby

*	Director
Walter Miller

Senior Vice President, Chief Accounting Officer,
Treasurer, Secretary and Director
/s/ Paul W. Buchanan	(Principal Accounting Officer)
Paul W. Buchanan

*	Director
John F. Davis

Director
Joseph Killinger

*	Vice President — Tax and Director
Marcia Wines

*	Director
Shane Maloney

* By:	/s/ Paul W. Buchanan Paul W. Buchanan Attorney-In-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, K. HOV IP, II, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on January 25, 2011.

K. HOV IP, II, INC.
By:	/s/ Paul W. Buchanan
Paul W. Buchanan
Senior Vice President, Chief Accounting Officer, Treasurer and Secretary
     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on January 25, 2011.

Signature	Title

President and Chief Executive Officer
* Ara K. Hovnanian	(Principal Executive Officer)

Executive Vice President and Chief Financial Officer
* J. Larry Sorsby	(Principal Financial Officer)

* Walter Miller	Director

Senior Vice President, Chief Accounting Officer,
Treasurer, Secretary and Director
/s/ Paul W. Buchanan Paul W. Buchanan	(Principal Accounting Officer)

* John F. Davis	Director

Joseph Killinger	Director

* Marcia Wines	Vice President — Tax and Director

*	Director
Shane Maloney

* By:	/s/ Paul W. Buchanan Paul W. Buchanan Attorney-In-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants, as listed on the attached Schedule of Subsidiary Registrants, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on January 25, 2011.

REGISTRANTS (as listed on the attached Schedule of Subsidiary Registrants)
By:	/s/ J. Larry Sorsby
J. Larry Sorsby
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby and Paul W. Buchanan and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the Registration Statement has been signed by the following persons in the capacities indicated on January 25, 2011.

Signature	Title

Chairman of the Board, President,
Chief Executive Officer and Director
/s/ Ara K. Hovnanian Ara K. Hovnanian	(Principal Executive Officer)

Senior Vice President and Chief Accounting Officer and Director
/s/ Paul W. Buchanan Paul W. Buchanan	(Principal Accounting Officer)

/s/ Peter S. Reinhart Peter S. Reinhart	Senior Vice President, General Counsel and Director

Executive Vice President, Chief Financial Officer, and Director
/s/ J. Larry Sorsby J. Larry Sorsby	(Principal Financial Officer)

SCHEDULE OF SUBSIDIARY REGISTRANTS
Exact Name of Registrant As Specified in Its Charter
AUDDIE ENTERPRISES, L.L.C.
BUILDER SERVICES NJ, L.L.C.
BUILDER SERVICES NY, L.L.C.
BUILDER SERVICES PA, L.L.C.
DULLES COPPERMINE, L.L.C.
EASTERN NATIONAL TITLE AGENCY, LLC
EASTERN TITLE AGENCY, INC.
F&W MECHANICAL SERVICES, L.L.C.
FOUNDERS TITLE AGENCY OF MARYLAND, L.L.C.
FOUNDERS TITLE AGENCY, INC.
GOVERNOR’S ABSTRACT CO., INC.
HOMEBUYERS FINANCIAL SERVICES, L.L.C.
HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.
HOVNANIAN LAND INVESTMENT GROUP OF CALIFORNIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF FLORIDA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF GEORGIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF MARYLAND, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF NEW JERSEY, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF NORTH CAROLINA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP OF TEXAS LLC
HOVNANIAN LAND INVESTMENT GROUP OF VIRGINIA, L.L.C.
HOVNANIAN LAND INVESTMENT GROUP, L.L.C.
K. HOV INTERNATIONAL, INC.
K. HOVNANIAN ACQUISITIONS, INC.
K. HOVNANIAN AT 4S, LLC
K. HOVNANIAN AT ACQUA VISTA, LLC
K. HOVNANIAN AT ALISO, LLC
K. HOVNANIAN AT ALLENTOWN, L.L.C.
K. HOVNANIAN AT ALMOND ESTATES, LLC
K. HOVNANIAN AT ANDALUSIA, LLC
K. HOVNANIAN AT ARBOR HEIGHTS, LLC
K. HOVNANIAN AT AVENUE ONE, L.L.C.
K. HOVNANIAN AT BAKERSFIELD 463, L.L.C.
K. HOVNANIAN AT BARNEGAT I, L.L.C.
K. HOVNANIAN AT BARNEGAT II, L.L.C.
K. HOVNANIAN AT BELLA LAGO, LLC
K. HOVNANIAN AT BERKELEY, L.L.C.
K. HOVNANIAN AT BERNARDS V, L.L.C.
K. HOVNANIAN AT BLUE HERON PINES, L.L.C.
K. HOVNANIAN AT BRANCHBURG, L.L.C.
K. HOVNANIAN AT BRIDGEPORT, INC.
K. HOVNANIAN AT BRIDGEWATER I, L.L.C.
K. HOVNANIAN AT BROAD AND WALNUT, L.L.C.
K. HOVNANIAN AT CALABRIA, INC.
K. HOVNANIAN AT CAMDEN I, L.L.C.
K. HOVNANIAN AT CAMERON CHASE, INC.
K. HOVNANIAN AT CAMP HILL, L.L.C.
K. HOVNANIAN AT CAPISTRANO, L.L.C.
K. HOVNANIAN AT CARLSBAD, LLC
K. HOVNANIAN AT CARMEL DEL MAR, INC.
K. HOVNANIAN AT CARMEL VILLAGE, LLC
K. HOVNANIAN AT CASTILE, INC.

K. HOVNANIAN AT CEDAR GROVE III, L.L.C.
K. HOVNANIAN AT CEDAR GROVE V, L.L.C.
K. HOVNANIAN AT CHAPARRAL, INC.
K. HOVNANIAN AT CHARTER WAY, LLC
K. HOVNANIAN AT CHESTER I, L.L.C.
K. HOVNANIAN AT CHESTERFIELD, L.L.C.
K. HOVNANIAN AT CIELO, L.L.C.
K. HOVNANIAN AT CLIFTON, L.L.C.
K. HOVNANIAN AT COASTLINE, L.L.C.
K. HOVNANIAN AT CORTEZ HILL, LLC
K. HOVNANIAN AT CRANBURY, L.L.C.
K. HOVNANIAN AT CRESTLINE, INC.
K. HOVNANIAN AT CURRIES WOODS, L.L.C.
K. HOVNANIAN AT DENVILLE, L.L.C.
K. HOVNANIAN AT DEPTFORD TOWNSHIP, L.L.C.
K. HOVNANIAN AT DOMINGUEZ HILLS, INC.
K. HOVNANIAN AT DOVER, L.L.C.
K. HOVNANIAN AT EAST BRANDYWINE, L.L.C.
K. HOVNANIAN AT EASTLAKE, LLC
K. HOVNANIAN AT EDGEWATER II, L.L.C.
K. HOVNANIAN AT EDGEWATER, L.L.C.
K. HOVNANIAN AT EGG HARBOR TOWNSHIP II, L.L.C.
K. HOVNANIAN AT EGG HARBOR TOWNSHIP, L.L.C.
K. HOVNANIAN AT EL DORADO RANCH II, L.L.C.
K. HOVNANIAN AT EL DORADO RANCH, L.L.C.
K. HOVNANIAN AT ELK TOWNSHIP, L.L.C.
K. HOVNANIAN AT ENCINITAS RANCH, LLC
K. HOVNANIAN AT EVERGREEN, L.L.C.
K. HOVNANIAN AT EWING, L.L.C.
K. HOVNANIAN AT FAIR OAKS, L.L.C.
K. HOVNANIAN AT FIDDYMENT RANCH, LLC
K. HOVNANIAN AT FIFTH AVENUE, L.L.C.
K. HOVNANIAN AT FLORENCE I, L.L.C.
K. HOVNANIAN AT FLORENCE II, L.L.C.
K. HOVNANIAN AT FOREST MEADOWS, L.L.C.
K. HOVNANIAN AT FRANKLIN, L.L.C.
K. HOVNANIAN AT FRANKLIN II, L.L.C.
K. HOVNANIAN AT FREEHOLD TOWNSHIP, L.L.C.
K. HOVNANIAN AT FRESNO, LLC
K. HOVNANIAN AT GASLAMP SQUARE, L.L.C.
K. HOVNANIAN AT GILROY, LLC
K. HOVNANIAN AT GREAT NOTCH, L.L.C.
K. HOVNANIAN AT GRIDLEY, LLC
K. HOVNANIAN AT GUTTENBERG, L.L.C.
K. HOVNANIAN AT HACKETTSTOWN II, L.L.C.
K. HOVNANIAN AT HAMBURG CONTRACTORS, L.L.C.
K. HOVNANIAN AT HAMBURG, L.L.C.
K. HOVNANIAN AT HAWTHORNE, L.L.C.
K. HOVNANIAN AT HAZLET, L.L.C.
K. HOVNANIAN AT HERSHEY’S MILL, INC.
K. HOVNANIAN AT HIGHLAND SHORES, L.L.C.
K. HOVNANIAN AT HIGHLAND VINEYARDS, INC.
K. HOVNANIAN AT HILLTOP, L.L.C.
K. HOVNANIAN AT HUDSON POINTE, L.L.C.
K. HOVNANIAN AT JACKSON I, L.L.C.
K. HOVNANIAN AT JACKSON, L.L.C.
K. HOVNANIAN AT JAEGER RANCH, LLC

K. HOVNANIAN AT JERSEY CITY IV, L.L.C.
K. HOVNANIAN AT JERSEY CITY V URBAN RENEWAL COMPANY, L.L.C.
K. HOVNANIAN AT KEYPORT, L.L.C.
K. HOVNANIAN AT KING FARM, L.L.C.
K. HOVNANIAN AT LA COSTA GREENS, L.L.C.
K. HOVNANIAN AT LA COSTA, LLC
K. HOVNANIAN AT LA HABRA KNOLLS, LLC
K. HOVNANIAN AT LA LAGUNA, L.L.C.
K. HOVNANIAN AT LA PAZ, LLC
K. HOVNANIAN AT LA TERRAZA, INC.
K. HOVNANIAN AT LAFAYETTE ESTATES, L.L.C.
K. HOVNANIAN AT LAKE RANCHO VIEJO, LLC
K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.
K. HOVNANIAN AT LANDMARK, LLC
K. HOVNANIAN AT LARKSPUR, LLC
K. HOVNANIAN AT LAWRENCE V, L.L.C.
K. HOVNANIAN AT LEE SQUARE, L.L.C.
K. HOVNANIAN AT LINWOOD, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR CONTRACTORS, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR III, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR TOWNSHIP II, L.L.C.
K. HOVNANIAN AT LITTLE EGG HARBOR, L.L.C.
K. HOVNANIAN AT LIVE OAK II, LLC
K. HOVNANIAN AT LONG BRANCH I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP I, L.L.C.
K. HOVNANIAN AT LOWER MACUNGIE TOWNSHIP II, L.L.C.
K. HOVNANIAN AT LOWER MAKEFIELD TOWNSHIP I, L.L.C.
K. HOVNANIAN AT LOWER MORELAND I, L.L.C.
K. HOVNANIAN AT LOWER MORELAND II, L.L.C.
K. HOVNANIAN AT LOWER MORELAND III, L.L.C.
K. HOVNANIAN AT MACUNGIE, L.L.C.
K. HOVNANIAN AT MAHWAH VI, INC.
K. HOVNANIAN AT MALAN PARK, L.L.C.
K. HOVNANIAN AT MANALAPAN III, L.L.C.
K. HOVNANIAN AT MANSFIELD I, L.L.C.
K. HOVNANIAN AT MANSFIELD II, L.L.C.
K. HOVNANIAN AT MANSFIELD III, L.L.C.
K. HOVNANIAN AT MANTECA, LLC
K. HOVNANIAN AT MAPLE AVENUE, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP IX, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP V, L.L.C.
K. HOVNANIAN AT MARLBORO TOWNSHIP VIII, L.L.C.
K. HOVNANIAN AT MARLBORO VI, L.L.C.
K. HOVNANIAN AT MARLBORO VII, L.L.C.
K. HOVNANIAN AT MATSU, L.L.C.
K. HOVNANIAN AT MELANIE MEADOWS, LLC
K. HOVNANIAN AT MENDHAM TOWNSHIP, L.L.C.
K. HOVNANIAN AT MENIFEE, LLC
K. HOVNANIAN AT MIDDLE TOWNSHIP II, L.L.C.
K. HOVNANIAN AT MIDDLE TOWNSHIP, L.L.C.
K. HOVNANIAN AT MIDDLETOWN II, L.L.C.
K. HOVNANIAN AT MILLVILLE I, L.L.C.
K. HOVNANIAN AT MILLVILLE II, L.L.C.
K. HOVNANIAN AT MONROE II, INC.
K. HOVNANIAN AT MONROE IV, L.L.C.
K. HOVNANIAN AT MONROE NJ, L.L.C.

K. HOVNANIAN AT MONTVALE, LLC
K. HOVNANIAN AT MONTVALE II, L.L.C.
K. HOVNANIAN AT MOSAIC, LLC
K. HOVNANIAN AT MT. OLIVE TOWNSHIP, L.L.C.
K. HOVNANIAN AT MUIRFIELD, LLC
K. HOVNANIAN AT NEW BRUNSWICK URBAN RENEWAL, L.L.C.
K. HOVNANIAN AT NEW WINDSOR, L.L.C.
K. HOVNANIAN AT NORTH BERGEN. L.L.C.
K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL II, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL III, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL IV, L.L.C.
K. HOVNANIAN AT NORTH CALDWELL, L.L.C.
K. HOVNANIAN AT NORTH HALEDON, L.L.C.
K. HOVNANIAN AT NORTH WILDWOOD, L.L.C.
K. HOVNANIAN AT NORTHAMPTON, L.L.C.
K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.
K. HOVNANIAN AT NORTHFIELD, L.L.C.
K. HOVNANIAN AT NORTHLAKE, INC.
K. HOVNANIAN AT OCEAN TOWNSHIP, INC.
K. HOVNANIAN AT OCEAN WALK, INC.
K. HOVNANIAN AT OCEANPORT, L.L.C.
K. HOVNANIAN AT OLD BRIDGE, L.L.C.
K. HOVNANIAN AT OLDE ORCHARD, LLC
K. HOVNANIAN AT PACIFIC BLUFFS, LLC
K. HOVNANIAN AT PARAMUS, L.L.C.
K. HOVNANIAN AT PARK LANE, LLC
K. HOVNANIAN AT PARKSIDE, LLC
K. HOVNANIAN AT PARSIPPANY, L.L.C.
K. HOVNANIAN AT PARSIPPANY-TROY HILLS, L.L.C.
K. HOVNANIAN AT PERKIOMEN II, INC.
K. HOVNANIAN AT PHILADELPHIA II, L.L.C.
K. HOVNANIAN AT PHILADELPHIA III, L.L.C.
K. HOVNANIAN AT PHILADELPHIA IV, L.L.C.
K. HOVNANIAN AT PIAZZA D’ORO, L.L.C.
K. HOVNANIAN AT PIAZZA SERENA, L.L.C.
K. HOVNANIAN AT PITTSGROVE, L.L.C.
K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL IV, L.L.C.
K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL V, L.L.C.
K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VI, L.L.C.
K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VII, L.L.C.
K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL VIII, L.L.C.
K. HOVNANIAN AT POSITANO, LLC
K. HOVNANIAN AT PRADO, L.L.C.
K. HOVNANIAN AT RANCHO 79, LLC
K. HOVNANIAN AT RANCHO CRISTIANITOS, INC.
K. HOVNANIAN AT RANCHO SANTA MARGARITA, LLC
K. HOVNANIAN AT RANDOLPH I, L.L.C.
K. HOVNANIAN AT RAPHO, L.L.C.
K. HOVNANIAN AT READINGTON II, L.L.C.
K. HOVNANIAN AT RED BANK, L.L.C.
K. HOVNANIAN AT RIDGEMONT, L.L.C.
K. HOVNANIAN AT RIDGESTONE, L.L.C.
K. HOVNANIAN AT RIVERBEND, LLC
K. HOVNANIAN AT RIVERCREST, LLC
K. HOVNANIAN AT RODERUCK, L.L.C.

K. HOVNANIAN AT ROSEMARY LANTANA, L.L.C.
K. HOVNANIAN AT ROWLAND HEIGHTS, LLC
K. HOVNANIAN AT SAGE, L.L.C.
K. HOVNANIAN AT SAN SEVAINE, INC.
K. HOVNANIAN AT SANTA FE SPRINGS, LLC
K. HOVNANIAN AT SANTA NELLA, LLC
K. HOVNANIAN AT SARATOGA, INC.
K. HOVNANIAN AT SAVANNAH LAKE, L.L.C.
K. HOVNANIAN AT SAWMILL, INC.
K. HOVNANIAN AT SAYREVILLE, L.L.C.
K. HOVNANIAN AT SHELDON GROVE, LLC
K. HOVNANIAN AT SHREWSBURY, LLC
K. HOVNANIAN AT SCOTCH PLAINS, L.L.C.
K. HOVNANIAN AT SIERRA ESTATES, LLC
K. HOVNANIAN AT SILVER SPRING, L.L.C.
K. HOVNANIAN AT SKYE ISLE, LLC
K. HOVNANIAN AT SMITHVILLE III, L.L.C.
K. HOVNANIAN AT SMITHVILLE, INC
K. HOVNANIAN AT SOMERS POINT, L.L.C.
K. HOVNANIAN AT SOUTH BRUNSWICK, L.L.C.
K. HOVNANIAN AT SOUTH BRUNSWICK II, L.L.C.
K. HOVNANIAN AT SPARTA, L.L.C.
K. HOVNANIAN AT SPRINGCO, L.L.C.
K. HOVNANIAN AT STANTON, LLC
K. HOVNANIAN AT STATION SQUARE, L.L.C.
K. HOVNANIAN AT STONE CANYON, INC.
K. HOVNANIAN AT SUNRIDGE PARK, LLC
K. HOVNANIAN AT SUNSETS, LLC
K. HOVNANIAN AT SYCAMORE, INC.
K. HOVNANIAN AT TEANECK, L.L.C.
K. HOVNANIAN AT THE CLIFFS, LLC
K. HOVNANIAN AT THE CROSBY, LLC
K. HOVNANIAN AT THE GABLES, LLC
K. HOVNANIAN AT THE MONARCH, L.L.C.
K. HOVNANIAN AT THE PRESERVE, LLC
K. HOVNANIAN AT THOMPSON RANCH, LLC
K. HOVNANIAN AT THORNBURY, INC.
K. HOVNANIAN AT TRAIL RIDGE, LLC
K. HOVNANIAN AT TRENTON, L.L.C.
K. HOVNANIAN AT TROVATA, INC.
K. HOVNANIAN AT UNION TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C.
K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
K. HOVNANIAN AT UPPER UWCHLAN II, L.L.C.
K. HOVNANIAN AT UPPER UWCHLAN, L.L.C.
K. HOVNANIAN AT VAIL RANCH, INC.
K. HOVNANIAN AT VALLE DEL SOL, LLC
K. HOVNANIAN AT VERONA URBAN RENEWAL, L.L.C.
K. HOVNANIAN AT VICTORVILLE, L.L.C.
K. HOVNANIAN AT VINELAND, L.L.C.
K. HOVNANIAN AT VISTA DEL SOL, L.L.C.
K. HOVNANIAN AT WANAQUE, L.L.C.
K. HOVNANIAN AT WARMINSTER, LLC
K. HOVNANIAN AT WARREN TOWNSHIP, L.L.C.
K. HOVNANIAN AT WASHINGTON, L.L.C.

K. HOVNANIAN AT WATERSTONE, LLC
K. HOVNANIAN AT WAYNE IX, L.L.C.
K. HOVNANIAN AT WAYNE, VIII, L.L.C.
K. HOVNANIAN AT WEST BRADFORD, L.L.C.
K. HOVNANIAN AT WEST VIEW ESTATES, L.L.C.
K. HOVNANIAN AT WEST WINDSOR, L.L.C.
K. HOVNANIAN AT WESTSHORE, LLC
K. HOVNANIAN AT WHEELER RANCH, LLC
K. HOVNANIAN AT WILDROSE, INC.
K. HOVNANIAN AT WILDWOOD BAYSIDE, L.L.C.
K. HOVNANIAN AT WILLOW BROOK, L.L.C.
K. HOVNANIAN AT WINCHESTER, LLC
K. HOVNANIAN AT WOODCREEK WEST, LLC
K. HOVNANIAN AT WOODHILL ESTATES, L.L.C.
K. HOVNANIAN AT WOOLWICH I, L.L.C.
K. HOVNANIAN CAMBRIDGE HOMES, L.L.C.
K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.
K. HOVNANIAN CLASSICS CIP, L.L.C.
K. HOVNANIAN CLASSICS, L.L.C.
K. HOVNANIAN COMMUNITIES, INC.
K. HOVNANIAN COMPANIES METRO D.C. NORTH, L.L.C.
K. HOVNANIAN COMPANIES NORTHEAST, INC.
K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.
K. HOVNANIAN COMPANIES OF MARYLAND, INC.
K. HOVNANIAN COMPANIES OF NEW YORK, INC.
K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.
K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.
K. HOVNANIAN COMPANIES OF VIRGINIA, INC.
K. HOVNANIAN COMPANIES, LLC
K. HOVNANIAN CONNECTICUT ACQUISITIONS, L.L.C.
K. HOVNANIAN CONSTRUCTION II, INC
K. HOVNANIAN CONSTRUCTION III, INC
K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.
K. HOVNANIAN CRAFTBUILT HOMES OF SOUTH CAROLINA, L.L.C.
K. HOVNANIAN DELAWARE ACQUISITIONS, L.L.C.
K. HOVNANIAN DEVELOPMENTS OF ARIZONA, INC.
K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.
K. HOVNANIAN DEVELOPMENTS OF CONNECTICUT, INC.
K. HOVNANIAN DEVELOPMENTS OF D.C., INC.
K. HOVNANIAN DEVELOPMENTS OF DELAWARE, INC.
K. HOVNANIAN DEVELOPMENTS OF GEORGIA, INC.
K. HOVNANIAN DEVELOPMENTS OF ILLINOIS, INC.
K. HOVNANIAN DEVELOPMENTS OF INDIANA, INC.
K. HOVNANIAN DEVELOPMENTS OF KENTUCKY, INC.
K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.
K. HOVNANIAN DEVELOPMENTS OF MICHIGAN, INC.
K. HOVNANIAN DEVELOPMENTS OF MINNESOTA, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY II, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.
K. HOVNANIAN DEVELOPMENTS OF NORTH CAROLINA, INC.
K. HOVNANIAN DEVELOPMENTS OF OHIO, INC.
K. HOVNANIAN DEVELOPMENTS OF PENNSYLVANIA, INC.
K. HOVNANIAN DEVELOPMENTS OF SOUTH CAROLINA, INC.
K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.
K. HOVNANIAN DEVELOPMENTS OF VIRGINIA, INC.

K. HOVNANIAN DEVELOPMENTS OF WEST VIRGINIA, INC.
K. HOVNANIAN EASTERN PENNSYLVANIA, L.L.C.
K. HOVNANIAN FIRST HOMES, L.L.C.
K. HOVNANIAN FLORIDA REALTY, L.L.C.
K. HOVNANIAN FOUR SEASONS @ HISTORIC VIRGINIA, LLC
K. HOVNANIAN FOUR SEASONS AT GOLD HILL, LLC
K. HOVNANIAN GREAT WESTERN BUILDING COMPANY, LLC
K. HOVNANIAN GREAT WESTERN HOMES, LLC
K. HOVNANIAN HOLDINGS NJ, L.L.C.
K. HOVNANIAN HOMES — DFW, L.L.C.
K. HOVNANIAN HOMES AT CAMERON STATION, LLC
K. HOVNANIAN HOMES AT CAMP SPRINGS, L.L.C.
K. HOVNANIAN HOMES AT FAIRWOOD, L.L.C.
K. HOVNANIAN HOMES AT FOREST RUN, L.L.C.
K. HOVNANIAN HOMES AT GREENWAY FARM PARK TOWNS, L.L.C.
K. HOVNANIAN HOMES AT GREENWAY FARM, L.L.C.
K. HOVNANIAN HOMES AT JONES STATION 1, L.L.C.
K. HOVNANIAN HOMES AT JONES STATION 2, L.L.C.
K. HOVNANIAN HOMES AT MAXWELL PLACE, L.L.C.
K. HOVNANIAN HOMES AT PAYNE STREET, L.L.C.
K. HOVNANIAN HOMES AT PRIMERA, L.L.C.
K. HOVNANIAN HOMES AT RENAISSANCE PLAZA, L.L.C.
K. HOVNANIAN HOMES AT RUSSETT, L.L.C.
K. HOVNANIAN HOMES AT THE HIGHLANDS, LLC
K. HOVNANIAN HOMES NORTHERN CALIFORNIA, INC.
K. HOVNANIAN HOMES OF D.C., L.L.C.
K. HOVNANIAN HOMES OF DELAWARE, L.L.C.
K. HOVNANIAN HOMES OF GEORGIA, L.L.C.
K. HOVNANIAN HOMES OF HOUSTON, L.L.C.
K. HOVNANIAN HOMES OF INDIANA, L.L.C.
K. HOVNANIAN HOMES OF MARYLAND, L.L.C.
K. HOVNANIAN HOMES OF MINNESOTA, L.L.C.
K. HOVNANIAN HOMES OF NORTH CAROLINA, INC.
K. HOVNANIAN HOMES OF PENNSYLVANIA, L.L.C.
K. HOVNANIAN HOMES OF SOUTH CAROLINA, LLC
K. HOVNANIAN HOMES OF VIRGINIA, INC.
K. HOVNANIAN HOMES OF WEST VIRGINIA, L.L.C.
K. HOVNANIAN LIBERTY ON BLUFF CREEK, LLC
K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.
K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.
K. HOVNANIAN NORTHEAST SERVICES, L.L.C.
K. HOVNANIAN OF HOUSTON II, L.L.C.
K. HOVNANIAN OHIO REALTY, L.L.C.
K. HOVNANIAN OSTER HOMES, L.L.C.
K. HOVNANIAN PA REAL ESTATE, INC.
K. HOVNANIAN PENNSYLVANIA ACQUISITIONS, L.L.C.
K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.
K. HOVNANIAN PROPERTIES OF RED BANK, INC.
K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.
K. HOVNANIAN SOUTH JERSEY ACQUISITIONS, L.L.C.
K. HOVNANIAN SOUTHERN NEW JERSEY, L.L.C.
K. HOVNANIAN STANDING ENTITY, L.L.C.
K. HOVNANIAN SUMMIT HOLDINGS, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF KENTUCKY, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF MICHIGAN, L.L.C.
K. HOVNANIAN SUMMIT HOMES OF PENNSYLVANIA, L.L.C.

K. HOVNANIAN SUMMIT HOMES OF WEST VIRGINIA, L.L.C.
K. HOVNANIAN SUMMIT HOMES, L.L.C.
K. HOVNANIAN T&C HOMES AT FLORIDA, L.L.C.
K. HOVNANIAN T&C HOMES AT ILLINOIS, L.L.C.
K. HOVNANIAN T&C INVESTMENT, L.L.C.
K. HOVNANIAN T&C MANAGEMENT CO., L.L.C.
K. HOVNANIAN TIMBRES AT ELM CREEK, LLC
K. HOVNANIAN VENTURE I, L.L.C.
K. HOVNANIAN WINDWARD HOMES, LLC
K. HOVNANIAN’S FOUR SEASONS AT ASHBURN VILLAGE, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT BAILEY’S GLENN, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT BAKERSFIELD, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT BEAUMONT, LLC
K. HOVNANIAN’S FOUR SEASONS AT CHARLOTTESVILLE, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY CONDOMINIUM, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT DULLES DISCOVERY, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT HEMET, LLC
K. HOVNANIAN’S FOUR SEASONS AT HUNTFIELD, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND CONDOMINIUMS, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT KENT ISLAND, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT LOS BANOS, LLC
K. HOVNANIAN’S FOUR SEASONS AT MORENO VALLEY, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT NEW KENT VINEYARDS, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT PALM SPRINGS, LLC
K. HOVNANIAN’S FOUR SEASONS AT RENAISSANCE, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK II, LLC
K. HOVNANIAN’S FOUR SEASONS AT RUSH CREEK, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT ST. MARGARETS LANDING, L.L.C.
K. HOVNANIAN’S FOUR SEASONS AT VINT HILL, L.L.C.
K. HOVNANIAN’S FOUR SEASONS, LLC
K. HOVNANIAN’S PARKSIDE AT TOWNGATE, L.L.C.
K. HOVNANIAN’S PRIVATE HOME PORTFOLIO, L.L.C.
KHIP, L.L.C.
LANDARAMA, INC.
M&M AT CHESTERFIELD, LLC
M&M AT CRESCENT COURT, L.L.C.
M&M AT WEST ORANGE, L.L.C.
M&M AT WHEATENA URBAN RENEWAL, L.L.C.
MATZEL & MUMFORD AT EGG HARBOR, L.L.C.
MATZEL & MUMFORD AT SOUTH BOUND BROOK URBAN RENEWAL, L.L.C.
MCNJ, INC.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF KENTUCKY, L.L.C.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF MICHIGAN, L.L.C.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF PENNSYLVANIA, L.L.C.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES OF WEST VIRGINIA, L.L.C.
MIDWEST BUILDING PRODUCTS & CONTRACTOR SERVICES, L.L.C.
MMIP, L.L.C.
NATOMAS CENTRAL NEIGHBORHOOD HOUSING, L.L.C.
NEW LAND TITLE AGENCY, L.L.C.
PADDOCKS, L.L.C.
PARK TITLE COMPANY, LLC
PINE AYR, LLC
REAL PROPERTY HOLDING — PRINCE GEORGE’S COUNTY, MD, LLC
RIDGEMORE UTILITY ASSOCIATES OF PENNSYLVANIA, L.L.C.
RIDGEMORE UTILITY, L.L.C.
SEABROOK ACCUMULATION CORPORATION
STONEBROOK HOMES, INC.

TERRAPIN REALTY, L.L.C.
THE HIGHLANDS CONDOMINIUMS AT METROSQUARE, L.L.C.
THE MATZEL & MUMFORD ORGANIZATION, INC
THE RESIDENCE AT DULLES PARKWAY CORPORATE CENTER, LLC
THE RESIDENCE AT GREENFIELD CROSSING, L.L.C.
WASHINGTON HOMES AT COLUMBIA TOWN CENTER, L.L.C.
WASHINGTON HOMES, INC.
WESTMINSTER HOMES OF ALABAMA, L.L.C.
WESTMINSTER HOMES OF MISSISSIPPI, LLC
WESTMINSTER HOMES OF TENNESSEE, INC.
WESTMINSTER HOMES, INC.
WH LAND I, INC.
WH PROPERTIES, INC.
WH/PR LAND COMPANY, L.L.C.
WOODLAND LAKE CONDOMINIUMS AT BOWIE NEW TOWN, L.L.C.

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits
1.1	—	Underwriting Agreement (Hovnanian Debt Securities and Warrants to Purchase Hovnanian Debt Securities).(1)

1.2	—	Underwriting Agreement (K. Hovnanian Debt Securities and Warrants to Purchase K. Hovnanian Debt Securities).(1)

1.3	—	Underwriting Agreement (Equity Securities, Depositary Shares and Warrants to Purchase Equity Securities and Depositary Shares).(1)

1.4	—	Underwriting Agreement (Stock Purchase Contracts).(1)

1.5	—	Underwriting Agreement (Stock Purchase Units).(1)

1.6	—	Underwriting Agreement (Units).(1)

4.1	—	Certificate of Incorporation of Hovnanian Enterprises, Inc.(2)

4.2	—	Certificate of Amendment of Certificate of Incorporation of Hovnanian Enterprises, Inc.(3)

4.3	—	Restated By-Laws of Hovnanian Enterprises, Inc.(4).

4.4	—	Specimen Class A Common Stock Certificate.(5)

4.5	—	Specimen Class B Common Stock Certificate.(5)

4.6	—	Certificate of Designations, Powers, Preferences and Rights of the 7.625% Series A Preferred Stock of Hovnanian Enterprises, Inc., dated July 12, 2005.(6)

4.7	—	Certificate of Designations of the Series B Junior Preferred Stock of Hovnanian Enterprises, Inc., dated August 14, 2008.(2)

4.8	—	Rights Agreement, dated as of August 14, 2008, between Hovnanian Enterprises, Inc. and National City Bank, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C.(7)

4.9	—	Form of Hovnanian Debt Securities.(8)

4.10	—	Form of K. Hovnanian Debt Securities.(8)

4.11	—	Form of Hovnanian Senior Debt Indenture.*

4.12	—	Form of Hovnanian Senior Subordinated Debt Indenture.*

4.13	—	Form of Hovnanian Subordinated Debt Indenture.*

4.14	—	Form of K. Hovnanian Senior Debt Indenture.*

4.15	—	Form of K. Hovnanian Senior Subordinated Debt Indenture.*

4.16	—	Form of K. Hovnanian Subordinated Debt Indenture.*

4.17	—	Form of Warrant Agreement for Preferred Stock, Depositary Shares and Common Stock (including Form of Warrant Certificate).(10)

4.18	—	Form of Warrant Agreement for Hovnanian Debt Securities (including form of Warrant Certificate).(8)

4.19	—	Form of Warrant Agreement for K. Hovnanian Debt Securities (including form of Warrant Certificate).(8)

4.20	—	Form of Purchase Contract Agreement (including form of Purchase Contact Unit).(10)

4.21	—	Certificate(s) of Designations with respect to the Preferred Stock.(1)

4.22	—	Form of Deposit Agreement with respect to the Depositary Shares (including the form of depositary receipt to be issued thereunder).(9)

4.23	—	Form of Unit Agreement (including form of Unit).(1)

5.1	—	Opinion of Simpson Thacher & Bartlett LLP.*

5.2	—	Opinion of Peter S. Reinhart, Senior Vice-President and General Counsel of Hovnanian and K. Hovnanian.*

12.1	—	Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.(11)

23.1	—	Consent of Deloitte & Touche LLP.*

23.2	—	Consent of Ernst & Young LLP.*

23.3	—	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

23.4	—	Consent of Peter S. Reinhart, Senior Vice-President and General Counsel of Hovnanian and K. Hovnanian (included in Exhibit 5.2).

24.1	—	Powers of Attorney of the Board of Directors of Hovnanian Enterprises, Inc. (previously filed with this Registration Statement).

24.2	—	Powers of Attorney of the Board of Directors of K. Hovnanian Enterprises, Inc. (previously filed with this Registration Statement).

24.3	—	Powers of Attorney of the Board of Directors of Subsidiary Registrants (included on signature pages).

24.4	—	Powers of Attorney of the Board of Directors of K. HOV IP, Inc. (previously filed with this Registration Statement).

24.5	—	Powers of Attorney of the Board of Directors of K. HOV IP, II, Inc. (previously filed with this Registration Statement).

25.1	—	Statement of Eligibility of Trustee under the Hovnanian Indentures.*

25.2	—	Statement of Eligibility of Trustee under the K. Hovnanian Indentures.*

*	Filed herewith

(1)	To be filed, if necessary, by amendment or as an Exhibit to one or more Current Reports on Form 8-K and incorporated by reference herein.

(2)	Incorporated by reference to Exhibits to Quarterly Report of Hovnanian Enterprises, Inc. on Form 10-Q for the quarter ended July 31, 2008 (No. 001-08551).

(3)	Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K filed December 9, 2008 (No. 001-08551).

(4)	Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K, filed December 21, 2009 (No. 001-08551).

(5)	Incorporated by reference to Exhibits to Quarterly Report of Hovnanian Enterprises, Inc. on Form 10-Q for the quarter ended January 31, 2009 (No. 001-08551).

(6)	Incorporated by reference to Exhibits to Current Report of Hovnanian Enterprises, Inc. on Form 8-K , filed on July 13, 2005 (No. 001-08551).

(7)	Incorporated by reference to Exhibits to the Registration Statement of Hovnanian Enterprises, Inc. on Form 8-A, filed August 14, 2008 (No. 001-08551).

(8)	Incorporated by reference to Exhibits to Registration Statement of Hovnanian Enterprises, Inc. on Form S-3 (No. 333-51991).

(9)	Incorporated by reference to Exhibits to Registration Statement of Hovnanian Enterprises, Inc. on Form S-3 (No. 333-125738).

(10)	Incorporated by reference to Exhibits to Registration Statement of Hovnanian Enterprises, Inc. on Form S-3 (No. 333-68528).

(11)	Incorporated by reference to Exhibits to Annual Report of Hovnanian Enterprises, Inc. on Form 10-K for the year ended October 31, 2010 (No. 001-08551).